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   As filed with the Securities and Exchange Commission on May 22, 1997
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                   ----------------------------------------

                                  FORM 8-A/A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
            (Exact name of Registrant as Specified in its Charter)

               MARYLAND                            95-4502084
     ---------------------------     ------------------------------------
     (State of Incorporation or      (I.R.S. Employer Identification No.)
     Organization)


                             251 SOUTH LAKE AVENUE
                                   SUITE 700
                          PASADENA, CALIFORNIA  91101
           --------------------------------------------------------
                   (Address of principal executive offices)




If this Form relates to the registration of      If this Form relates to the
a class of debt securities and is effective      registration of a class of debt
upon filing pursuant to General Instruction      securities and is to become
A(c)(1) please check the following box.          effective simultaneously with
[_]                                              the effectiveness of a
                                                 concurrent registration
                                                 statement under the Securities
                                                 Act of 1933 pursuant to General
                                                 Instruction A(c) (2) please
                                                 check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                         Name of Each Exchange on Which
to be so Registered                         Each Class is to be Registered
-------------------                         ------------------------------

Common Stock, par value $.01 per share      New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  None
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ITEM 1    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This Registration Statement relates to the registration with the Securities and Exchange Commission (the "Commission") of shares of common stock, par value $.01 per share (the "Common Stock"), of the Registrant. The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Registrant's final Prospectus to be filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-11 (No. 333-23545) filed with the Commission on March 18, 1997, as amended, which final Prospectus is incorporated herein by reference.

ITEM 2    EXHIBITS.

          The securities described are to be registered on The New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange:

     1. Registrant's final Prospectus filed pursuant to Rule 424(b) relating to the Regis trant's Registration Statement on Form S-11 (No. 333-23545);

     2.   Articles of Amendment and Restatement of the Registrant;

     3.   Form of Articles of Amendment and Restatement of the Registrant;

     4.   Amended and Restated Bylaws of the Registrant; and

     5.   Form of Amended and Restated Bylaws of the Registrant; and

     6.   Specimen of the Registrant's Common Stock Certificate.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       ALEXANDRIA REAL ESTATE EQUITIES, INC.



                                       By:      /s/ Peter J. Nelson
                                            -----------------------------------
                                       Name:  Peter J. Nelson
                                       Title: Chief Financial Officer

Date:  May 22, 1997

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